Callidus Software Announces First Quarter 2012 Results

Q1 Revenues of $22.0 Million up 11% Over Q1 of 2011; Q1 SaaS Revenue up 28% Year Over Year; Q1 SaaS Billings up 25% Year Over Year

PLEASANTON, CA -- (Marketwire - May 02, 2012) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the first quarter ended March 31, 2012.

"I was pleased with our recurring revenue growth as well as the addition of over 120 new logos in the quarter -- a new quarterly record. We continued to expand our gross margin and in particular our recurring revenue gross margin, which on a non-GAAP basis is up 1,000 basis points year on year. Our acquisitions all performed well, improving our cross sell performance. We believe we have a significant revenue growth opportunity ahead of us and we plan to meet that head on with a 50% increase in sales heads by the end of this year."

Financial Highlights for the First Quarter 2012

  Total revenue was $22.0 million for the first quarter, representing an increase of 11% compared to the same quarter last year. Total recurring revenues, which include SaaS revenues and maintenance and support, were $16.9 million, up 15% compared to the first quarter of 2011. SaaS revenues of $12.8 million were up 28% while maintenance and support revenues of $4.1 million were down 13% as compared to the first quarter of 2011. Service and other revenues were $5.1 million, consistent with the first quarter of 2011.
  Total GAAP gross margin was 46% for the first quarter up from 39% in the same quarter in 2011.
  Non-GAAP gross margin represented a quarterly record at 53% for the first quarter, up from 45% in the first quarter of 2011. Non-GAAP gross margin for the first quarter of 2012 excludes $1.0 million of stock-based compensation expense and $492,000 of amortization of acquired intangibles.
  First quarter non-GAAP recurring revenue gross margins which exclude $547,000 of stock-based compensation and $486,000 of amortization of acquired intangibles were 61%, up from 51% for the first quarter of 2011.
  GAAP net loss was $7.0 million, or ($0.20) per share, for the first quarter of 2012, which included $3.2 million of stock-based compensation expense, $442,000 of restructuring expense, $766,000 amortization of acquired intangible assets, $837,000 convertible note related items, $613,000 patent litigation cost, $370,000 acquisition related expense and a tax benefit of $224,000 due to the recognition of deferred tax liabilities related to the intangible assets from our acquisition during the first quarter. This compares to a GAAP net loss of $2.4 million, or ($0.07) per share, for the first quarter of 2011, which included $2.4 million of stock-based compensation expense, $39,000 of restructuring expense, $190,000 of amortization of acquired intangible assets, $146,000 acquisition related expense and $300,000 of patent litigation cost.
  Non-GAAP net loss was $979,000, or ($0.03) per fully diluted share, for the quarter, compared to non-GAAP net income of $641,000, or $0.02 per fully diluted share, for the same period last year. The company's non-GAAP results for the first quarter of 2012 exclude the effects of $3.2 million of stock-based compensation expense, $766,000 of amortization of acquired intangibles, $370,000 of acquisition related expenses, $613,000 of patent litigation costs, $837,000 of convertible note related items, $442,000 of restructuring expense and a tax benefit of $224,000 due to the recognition of deferred tax liabilities related to the intangible assets from acquisitions.

Business Highlights for the First Quarter 2012

  Acquired a leader in next-generation marketing automation and leads management, LeadFormix. By uniting sales and marketing, LeadFormix award-winning Cloud solutions produce richer, targeted leads for sales along with easier access to qualified decision makers.

  Acquired two new deep domain patents that cover technologies and processes critical to the CallidusCloud™ space. With these two newly acquired patents, CallidusCloud now has more than 26 patents either issued, pending, provisionally filed, or in process.

  The CallidusCloud™ Sales Effectiveness suite was selected as a finalist for the prestigious CODiE™ Awards in the "Best Cloud Application/Service", "Best Human Capital Management Solution", and "Best Financial Management Solution" categories.

  Callidus received a "Strong Positive" rating in the latest MarketScope for Insurance Incentive Compensation Management Applications by Gartner, Inc.

Financial Outlook

Total revenue for the second quarter of 2012 is expected to be between $22.5 million and $23.5 million. GAAP operating expenses are expected to be between $17.7 million and $18.7 million in the second quarter of 2012, which includes stock-based compensation of approximately $3.8 million, amortization of acquired intangibles of $800,000 and $250,000 of acquisition related expenses.

Conference Call

A conference call to discuss the first quarter results and outlook is scheduled for 1:30 p.m. Pacific Daylight Time (PDT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website.

Webcast site: http://www.media-server.com/m/acs/56de8fd1a4b19a94609d9195f29467f7

Dial-in number: 866-730-5765 (International callers: 857-350-1589)

Passcode: 80429181

Replay: A webcast replay will be available after 6:30 p.m. PT on May 2, 2012 through May 10, 2012. The webcast replay will be available at the Investor Relations section of our website under Calendar of Events.

The time or manner of the webcast may change for technical or administrative reasons outside of Callidus Software's control.

About Callidus Software
Callidus Software Inc. (NASDAQ: CALD) is the market and technology leader in sales effectiveness and cloud computing. Our customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales effectiveness. CallidusCloud's award-winning multi-tenant SaaS applications set the standard for performance management of a company's sales force and channel partners. Over 2.5 million users rely on our solutions to power their performance. For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of second quarter 2012 revenues, operating expenses, stock-based compensation expense and amortization of acquired intangibles expenses reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding purchasing trends in the SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2011 which may be obtained by contacting Callidus Software's Investor Relations department at 925-251-2248, or from the Investor Relations section of Callidus Software's website (CallidusCloud Investor Relations). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP recurring revenue gross profit, operating expense, income (loss) from operations, net loss and net loss per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense, restructuring expense, acquisition related expense, patent litigation cost, convertible note interest expense, amortization of convertible note issuance cost, gain from extinguishment of convertible note and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©2012. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft, ACom3, ForceLogix, Salesforce Assessments, iCentera, Webcom, LeadFormix, Litmos, the Litmos logo, and Rapid Intake are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 (In thousands, except for per share data)
                                (unaudited)

                                                      Three months ended
                                                           March 31,
                                                   ------------------------
                                                       2012         2011
                                                   -----------  -----------

Revenues:
    Recurring                                      $    16,886  $    14,703
    Services and other                                   5,127        5,108
                                                   -----------  -----------

      Total revenues                                    22,013       19,811

Cost of revenues:
    Recurring (1) (2)                                    7,558        7,960
    Services and other (1)                               4,398        4,037
                                                   -----------  -----------

      Total cost of revenues                            11,956       11,997
                                                   -----------  -----------

Gross profit                                            10,057        7,814

Operating expenses:
    Sales and marketing (1) (2)                          6,911        4,193
    Research and development (1)                         4,009        2,515
    General and administrative (1) (2) (3) (4)           5,005        3,474
    Restructuring                                          442           39
                                                   -----------  -----------

      Total operating expenses                          16,367       10,221
                                                   -----------  -----------

Operating loss                                          (6,310)      (2,407)

Interest and other income (expense), net (5) (6)          (797)          49
                                                   -----------  -----------

Loss before benefit for income taxes                    (7,107)      (2,358)

Provision (benefit) for income taxes (7)                  (122)          80
                                                   -----------  -----------

Net loss                                           $    (6,985) $    (2,438)
                                                   ===========  ===========

Basic net loss per share                           $     (0.20) $     (0.07)
                                                   ===========  ===========
Diluted net loss per share                         $     (0.20) $     (0.07)
                                                   ===========  ===========

Shares used in basic per share computation              34,112       33,110
                                                   ===========  ===========
Shares used in diluted per share computation            34,112       33,110
                                                   ===========  ===========

(1) Stock-based compensation included in amounts
 above by category:

  Cost of recurring                                $       547  $       755
  Cost of services and other                               477          323
  Sales and marketing                                      775          367
  Research and development                                 414          360
  General and administrative                               989          599
                                                   -----------  -----------
    Total stock-based compensation                       3,202        2,404

(2) Acquisition, acquired and settlement related
 asset amortization

  Cost of recurring                                        486           38
  Cost services and other                                    6            -
  Sales and marketing                                      211          143
  General and administrative                                63            9
                                                   -----------  -----------
    Total acquisition related asset amortization           766          190

(3) Acquisition related expense                            370          146
(4) Patent litigation cost                                 613          300
(5) Interest expense on convertible notes                  703            -
(6) Amortization of convertible note issuance cost         134            -
(7) Tax benefit from release of valuation
 allowance                                                (224)           -

                           CALLIDUS SOFTWARE INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS

                               (In thousands)
                                (unaudited)

                                                   March 31,   December 31,
Assets                                               2012          2011
                                                 ------------  ------------

Current assets:
  Cash and cash equivalents                      $      7,664  $     17,383
  Short-term investments                               32,466        35,406
  Accounts receivable, net                             22,713        21,778
  Deferred income taxes                                   110           110
  Prepaid and other current assets                      6,221         5,831
                                                 ------------  ------------

    Total current assets                               69,174        80,508

Property and equipment, net                             6,718         6,772
Goodwill                                               30,726        24,245
Intangible assets, net                                 21,751        17,769
Deferred income taxes, noncurrent                         206           206
Deposits and other assets                               3,732         3,936
                                                 ------------  ------------

    Total assets                                 $    132,307  $    133,436
                                                 ============  ============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                               $      2,625  $      3,515
  Accrued payroll and related expenses                  3,457         4,278
  Accrued expenses                                     13,354        12,272
  Deferred income taxes                                   596           596
  Deferred revenue                                     31,101        30,211
  Capital lease obligations                             1,219         1,196
                                                 ------------  ------------

    Total current liabilities                          52,352        52,068

Deferred revenue, noncurrent                            3,716         4,257
Deferred income taxes, noncurrent                         236           197
Other liabilities                                       2,465         2,413
Capital lease obligations, noncurrent                     613           915
Convertible notes                                      59,215        59,215
                                                 ------------  ------------

    Total liabilities                                 118,597       119,065
                                                 ------------  ------------

Stockholders' equity:
  Common stock                                             34            33
  Additional paid-in capital                          245,068       238,798
  Treasury stock                                      (14,430)      (14,430)
  Accumulated other comprehensive income (loss)           242           189
  Accumulated deficit                                (217,204)     (210,219)
                                                 ------------  ------------

    Total stockholders' equity                         13,710        14,371
                                                 ------------  ------------

    Total liabilities and stockholders' equity   $    132,307  $    133,436
                                                 ============  ============

                          CALLIDUS SOFTWARE INC.
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (In thousands)
                               (unaudited)
                                                    Three Months Ended,
                                                         March 31,
                                                 ------------------------
                                                     2012         2011
                                                 -----------  -----------

Cash flows from operating activities:
  Net loss                                       $    (6,985) $    (2,438)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation expense                                 738          803
    Amortization of intangible assets                  1,246          664
    Provision for doubtful accounts                       32           43
    Stock-based compensation                           3,202        2,362
    Stock-based compensation related to
     acquisition                                           -           42
    Release of valuation allowance                      (224)           -
    (Gain) loss on disposal of property                   (2)           -
    Amortization of convertible note issuance
     cost                                                134            -
    Net amortization on investments                      123           80
      Changes in operating assets and
       liabilities:
      Accounts receivable                               (807)         (14)
      Prepaid and other current assets                  (480)         (54)
      Other assets                                       205          253
      Accounts payable                                (1,215)        (508)
      Accrued expenses                                    60         (692)
      Accrued payroll and related expenses              (821)        (252)
      Accrued restructuring                              464         (104)
      Deferred revenue                                   287        1,143
      Deferred income taxes                               39           38
                                                 -----------  -----------
Net cash provided by (used in) operating
 activities                                           (4,004)       1,366
                                                 -----------  -----------

  Cash flows from investing activities:
  Purchases of investments                            (9,823)      (5,180)
  Proceeds from maturities and sale of
   investments                                        12,650        7,563
  Purchases of property and equipment                   (638)        (440)
  Proceeds from disposal of property and
   equipment                                               2            -
  Purchases of intangible assets                      (3,610)        (214)
  Acquisition, net of cash acquired                   (6,964)      (3,260)
                                                 -----------  -----------
Net cash provided by (used in) investing
 activities                                           (8,383)      (1,531)
                                                 -----------  -----------

  Cash flows from financing activities:
  Net proceeds from issuance of common stock           4,240        2,525
  Repurchase of common stock from employees for
   payment of taxes on vesting of restricted
   stock units                                        (1,171)        (277)
  Payment of consideration related to
   acquisition                                          (123)        (600)
  Repayment of debt assumed through acquisition          (30)           -
  Payment of principle under capital lease              (290)        (323)
                                                 -----------  -----------
Net cash used in financing activities                  2,626        1,325
                                                 -----------  -----------
Effect of exchange rates on cash and cash
 equivalents                                              42           37
Net increase (decrease) in cash and cash
 equivalents                                          (9,719)       1,197
Cash and cash equivalents at beginning of period      17,383       12,830
                                                 -----------  -----------
Cash and cash equivalents at end of period       $     7,664  $    14,027
                                                 -----------  -----------

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                                      Three months ended
                                                           March 31,
                                                   ------------------------
                                                       2012         2011
                                                   -----------  -----------

Non-GAAP gross profit reconciliation

Gross profit                                       $    10,057  $     7,814

         Pofit margin, as a % of revenues                   46%          39%
Add back:
         Non-cash stock-based compensation               1,024        1,078
         Non-cash amortization of acquired
          intangible assets                                492           38
                                                   -----------  -----------
Non-GAAP gross profit                              $    11,573  $     8,930
                                                   -----------  -----------

         Profit margin, as a % of revenues                  53%          45%

Non-GAAP recurring revenue gross profit
 reconciliation

Recurring revenue gross profit                     $     9,328  $     6,743
         Recurring revenue profit margin, as a %
          of recurring revenues                             55%          46%
Add back:
         Non-cash stock-based compensation                 547          755
         Non-cash amortization of acquired
          intangible assets                                486           38
                                                   -----------  -----------
Non-GAAP Recurring revenue gross profit            $    10,361  $     7,536
                                                   -----------  -----------
         Recurring revenue profit margin, as a %
          of recurring revenues                             61%          51%

Non-GAAP operating expense reconciliation:

Operating Expenses                                 $    16,367  $    10,221
         Operating expenses, as a % of total
          revenues                                          74%          52%
Add back:
         Non-cash stock-based compensation              (2,178)      (1,326)
         Non-cash amortization of acquired
          intangible assets                               (274)        (152)
         Acquisition related expense                      (370)        (146)
         Patent litigation cost                           (613)        (300)
         Restructuring                                    (442)         (39)
                                                   -----------  -----------
Non-GAAP Operating Expenses                        $    12,490  $     8,258
                                                   -----------  -----------
         Non-GAAP Operating expenses, as a % of
          total revenues                                    57%          42%

Non-GAAP operating income (loss) reconciliation:

Operating loss                                     $    (6,310) $    (2,407)
         Operating loss, as a % of total revenues          -29%         -12%
Add back:
         Non-cash stock-based compensation               3,202        2,404
         Non-cash amortization of acquired
          intangible assets                                766          190
         Acquisition related expenses                      370          146
         Patent litigation cost                            613          300
         Restructuring                                     442           39
                                                   -----------  -----------
Non-GAAP Operating income (loss)                   $      (917) $       672
                                                   -----------  -----------
         Non-GAAP Operating income (loss), as a %
          of total revenues                                 -4%           3%

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                                      Three months ended
                                                           March 31,
                                                   ------------------------
                                                       2012         2011
                                                   -----------  -----------

Non-GAAP net loss reconciliation:

Net loss                                           $    (6,985) $    (2,438)
        Net loss, as a % of total revenues                 -32%         -12%
Add back:
        Non-cash stock-based compensation                3,202        2,404
        Non-cash amortization of acquired
         intangible assets                                 766          190
        Acquisition related expenses                       370          146
        Patent litigation costs                            613          300
        Restructuring                                      442           39
        Interest expense on convertible notes              703            -
        Amortization of convertible note issuance
         cost                                              134            -
        Tax benefit from release of valuation
         allowance                                        (224)           -
                                                   -----------  -----------
Non-GAAP Net income (loss)                         $      (979) $       641
                                                   -----------  -----------
        Non-GAAP Net income (loss), as a % of
         total revenues                                     -4%           3%

Non-GAAP net income (loss) per share
 reconciliation:

Net loss per basic and diluted share               $     (0.20) $     (0.07)
Add back:
    Non-cash stock-based compensation                     0.09         0.07
    Non-cash amortization of acquired intangible
     assets                                               0.02         0.01
    Acquisition related expenses                          0.01            -
    Patent litigation costs                               0.03         0.01
    Restructuring                                         0.01            -
    Interest expense on convertible notes                 0.02            -
    Amortization of convertible note issuance cost           -            -
    Tax benefit from release of valuation
     allowance                                           (0.01)           -
                                                   -----------  -----------
Non-GAAP net income (loss) per basic share         $     (0.03) $      0.02
                                                   -----------  -----------
Non-GAAP net income (loss) per diluted share       $     (0.03) $      0.02
                                                   -----------  -----------

Basic and fully diluted shares reconciliation:

Basic shares                                            34,112       33,110
                                                   -----------  -----------
Diluted shares                                          34,112       37,926
                                                   -----------  -----------

Investor Relations Contact
Carolyn Bass
Market Street Partners
(415) 445-3232
carolyn@marketstreetpartners.com